CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Transamerica Funds of our report dated February 14, 2023, relating to the financial statements and financial highlights, which appears in S&P 500 Index Master Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania

April 28, 2023